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                            A Delaware Corporation


                              Yurie Systems, Inc.

                    Common Stock, Par Value $.01 Per Share


                                   SPECIMEN

This Certifies that _____________________________________________________ is the
registered holder of ____________________________________________________ Shares

                                 Common Stock

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

  In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of _________________ A.D. 19___

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    For Value Received, ________ hereby sell, assign and transfer unto
_________________________________________________________________________
__________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
__________________________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

    Dated __________ 19___

        In presence of
                                               -------------------------------

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  NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
    WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
              ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.